                                                                    EXHIBIT 21.1

                              10-K SUBSIDIARY LIST



Bob Howard Automotive-H, Inc.
Oklahoma corporation
d/b/a Bob Howard Acura, Bob Howard Honda

Bob Howard Chevrolet, Inc.
Oklahoma corporation
d/b/a Bob Howard Chevrolet, Howard Chevrolet, Bob Howard Chevrolet-Geo, Bob Howard Subaru

Bob Howard Dodge, Inc.
Oklahoma corporation

Bob Howard Motors, Inc.
Oklahoma corporation
d/b/a Bob Howard Toyota


Bob Howard Nissan, Inc.
Oklahoma corporation

Howard Pontiac-GMC, Inc.
Oklahoma corporation
d/b/a Bob Howard Automall, Bob Howard KIA, Bob Howard Gmc Truck,
Bob Howard Pontiac, Bob Howard Chrysler-Plymouth, Bob Howard Jeep-Eagle, Bob Howard Isuzu, Bob Howard Mazda

Courtesy Nissan, Inc.
Texas corporation

Foyt Motors, Inc.
Texas corporation
d/b/a A.J. Foyt Honda, A.J. Foyt Isuzu, A.J. Foyt Used Cars, Southwest Auto Credit Corp.

Group 1 Ford, Inc.
Texas corporation
d/b/a Elgin Ford

Mike Smith Autoplaza, Inc.
Texas corporation
d/b/a Mike Smith Honda, Mike Smith Oldsmobile, Mike Smith GMC Truck, Mike Smith Kia, Mike Smith Lincoln-Mercury, Mike Smith Mitsubishi

Round Rock Nissan, Inc.
Texas corporation

SMC Luxury Cars, Inc.
Texas corporation
d/b/a Sterling Mccall Lexus

Smith, Liu & Corbin, Inc.
Texas corporation
d/b/a Acura Southwest

Smith, Liu & Kutz, Inc.
Texas corporation

Town North Nissan, Inc.
Texas corporation

Town North Suzuki, Inc.
Texas corporation

Town North Imports, Inc.
Texas corporation
d/b/a Town North Mitsubishi

Southwest Toyota, Inc.
Texas corporation
d/b/a Sterling Mccall Toyota

Koons Ford, Inc.
Florida corporation
d/b/a World Ford/Hollywood, Pines Leasing

Courtesy Ford, Inc.
Florida corporation
d/b/a World Ford/Kendall

Perimeter Ford, Inc.
Delaware corporation